NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND BOARD COMMITTEES
PRINCIPAL HOLDERS OF VOTING SECURITIES
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPONENTS OF COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISCAL YEAR-END OPTION VALUES
PERFORMANCE GRAPH
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE MILACRON INC. 1997 LONG-TERM INCENTIVE PLAN
INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SELECTION OF ERNST & YOUNG LLP BE CONFIRMED
SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS
OTHER MATTERS

SCHEDULE 14A

(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MILACRON INC.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

Milacron Inc. Logo

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 25, 2000

       The Annual Meeting of the Shareholders of Milacron Inc. (the “Company”) will be held at the Queen City Club, 331 East 4th Street, Cincinnati, Ohio 45202, on Tuesday, April 25, 2000, at 9:00 A.M., E.D.T., for the following purposes:

      1.  To elect four directors;

2.	To confirm the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2000;

3.	To amend the Company’s 1997 Long-Term Incentive Plan; and

4.	To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on February 28, 2000, as the record date for determining the shareholders entitled to notice of and to vote with respect to this solicitation.

      The Annual Report of the Company for the year 1999, containing financial statements, is enclosed.

PLEASE MARK, SIGN AND RETURN THE ENCLOSED

PROXY IN THE ENVELOPE PROVIDED.

By order of the Board of Directors,

Hugh C. O’Donnell Vice President, General Counsel and Secretary

The date of this Proxy Statement is March 24, 2000.

MILACRON INC.

2090 Florence Avenue

Cincinnati, Ohio 45206

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000

      The Proxy Statement is furnished to shareholders on or about March 24, 2000, in connection with the solicitation by the Board of Directors of Milacron Inc., a Delaware corporation (the “Company”), 2090 Florence Avenue, Cincinnati, Ohio 45206, of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held on April 25, 2000, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A shareholder who has given a proxy may revoke it by voting in person at the meeting, by giving a written notice of revocation to the Secretary of the Company at the address indicated above or by giving a later dated proxy at any time before voting.

      If a choice has been specified by a shareholder with respect to any matter by means of the ballot on the proxy, the shares represented by such proxy will be voted or withheld from voting accordingly. If no choice is so specified, the shares will be voted FOR the election of the nominees for Director set forth on the proxy, FOR confirmation of Ernst & Young LLP as independent auditors of the Company for the fiscal year 2000 and FOR approval of the amendment to the Milacron Inc. 1997 Long-Term Incentive Plan.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order that your shares may be voted at the meeting.

      Shareholders of record of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), and of its 4% Cumulative Preferred Stock, par value $100 per share (“Preferred Stock”), at the close of business on February 28, 2000, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, there were outstanding 60,000 shares of Preferred Stock and 36,194,275 shares of Common Stock.

      Each share of Preferred Stock is entitled to 24 votes. The Company’s Restated Certificate of Incorporation, subject to certain exceptions, provides that each share of Common Stock entitles the holder thereof to ten votes on each matter to be considered at the meeting, except that no holder shall be entitled to exercise more than one vote on any such matter in respect of any share of Common Stock with respect to which there has been a change of beneficial ownership after February 1, 1997. The actual voting power of each holder of Common Stock will be based on information possessed by the Company at the time of the meeting.

      Proxy cards, with text printed in black on white stock, are being furnished to individuals with this Proxy Statement to cover shares of Common Stock with respect to which the Company’s records show beneficial ownership as of February 1, 1997, or thereafter. Proxy cards on white stock with a yellow stripe are being furnished to participants in the Company’s employee stock purchase plan. Each of these cards has at the upper center area of the signature side an indication of the total vote to which the respective individual holder is entitled.

      Shares of Common Stock held of record in the names of banks, brokers, nominees and certain other entities are covered by Proxy cards on white stock with a blue stripe. A shareholder who has been a continuous beneficial owner since February 1, 1997, is entitled to ten votes for each share of Common Stock PROVIDED the certification form on the Proxy card with the blue stripe is completed. If this certification is not completed, a change of beneficial ownership will, for purposes of this Annual Meeting, be deemed to have occurred after February 1, 1997, with respect to all the shares of Common Stock covered thereby, so that the holder will be entitled to only one vote per share for all such shares.

      For purposes of exercising the pass through voting rights for participants in the Company’s employee benefit plans, and Aeroquip-Vickers’ Savings and Profit Sharing Plan, each participant having shares of Common Stock credited to his or her account will receive a voting direction card on white stock with a pink stripe (the Company’s plan) or a green stripe (the Aeroquip-Vickers’ Plan) to be returned to the Trustee of the respective benefit plan with voting instructions.

      The holders of shares of Common Stock and Preferred Stock entitling them to exercise a majority of the total voting power of the Company’s stock, present in person or by proxy, at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

      The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers and other employees of the Company in person, by telephone or fax. No additional compensation to such persons will be paid for such solicitation.

      Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the Common Stock and Preferred Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for a fee estimated at $15,000, plus reasonable out-of-pocket expenses.

ELECTION OF DIRECTORS

      The shares of the Preferred Stock and the shares of the Common Stock vote together as a single class for the election of Directors. The candidates receiving the greatest number of votes up to the number of Directors to be elected will be elected. Votes withheld from the election of Directors as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the election of Directors.

      Under the Company’s By-Laws, the Board of Directors is to consist of a number fixed by the Board, and is not to be less than nine nor more than fifteen members. Currently, the number of Board members is set at eleven, divided among three classes.

      The persons named as proxies on the enclosed Proxy card (the “Proxy Committee”) intend to vote (unless authority to do so is withheld) for the re-election for a three-year term of four Directors: Darryl F. Allen, Ronald D. Brown, James E. Perrella and Harry C. Stonecipher. The four nominees have consented to being named as such and to serve if elected.

      In the unexpected event that, prior to the election, any one or more of the nominees shall be unable to serve, the Proxy Committee will vote for the election of such substitute nominees, and for such term or terms as the Board of Directors may propose, and in no event may proxies be voted for more than four Directors.

      The following information is furnished with respect to each nominee for election as a Director and for each other person whose term of office as a Director will continue after the meeting:

DARRYL F. ALLEN PHOTO	DARRYL F. ALLEN Director since 1993 Age 56	Member: Audit Committee Term expires 2000, nominee for three-year term
Mr. Allen is Special Advisor to the Chairman of Eaton Corporation, and has served in that capacity since April, 1999. Prior thereto, he was Chairman, President and Chief Executive Officer of Aeroquip-Vickers, Inc., Maumee, Ohio, a world-wide manufacturer and distributor of engineered components and systems for markets which include industrial, automotive, aerospace and defense. Director of Fifth Third Bancorp.

NEIL A. ARMSTRONG PHOTO	NEIL A. ARMSTRONG Director since 1980 Age 69	Member: Executive Committee Audit Committee Term expires 2002

Mr. Armstrong is, and has been for more than the past five years, Chairman of AIL Systems, Inc., Deer Park, New York, manufacturer of electronic components and systems. Director of The Cinergy Co., USX Corporation, Cordant Technologies, Inc., and RTI International Metals, Inc.

RONALD D. BROWN PHOTO	RONALD D. BROWN Director since 1999 Age 46	Term expires 2000, nominee for three-year term

Mr. Brown is President and Chief Operating Officer of the Company and has served in that capacity since September 20, 1999. Prior thereto, he was Senior Vice President-Finance and Administration and Chief Financial Officer from 1998, Vice President-Finance and Administration and Chief Financial Officer from 1997 and Vice President-Finance and Chief Financial Officer from 1993.

DAVID L. BURNER PHOTO	DAVID L. BURNER Director since 1998 Age 60	Member: Audit Committee Term Expires 2002

Mr. Burner is the Chairman, President and Chief Executive Officer of The BFGoodrich Company, Charlotte, North Carolina, a provider of aircraft systems and services, and performance materials, and has served in that capacity since July, 1997. He was Chief Executive Officer from December, 1996, to July, 1997, and President from December, 1995, to January, 1997. Prior to 1997 he was an Executive Vice President of The BFGoodrich Company and the President & Chief Operating Officer of BFGoodrich Aerospace. Director of Carolina Power & Light Company, Brush Wellman, Inc. and The BFGoodrich Company.

BARBARA HACKMAN FRANKLIN PHOTO	BARBARA HACKMAN FRANKLIN Director since 1996 Age 59	Member: Audit Committee Nominating and Corporate Governance Committee Term expires 2002

Ms. Franklin is President and Chief Executive Officer of Barbara Franklin Enterprises, Washington, D.C., an international consulting and investment firm, and has served in that capacity since January, 1995. Prior thereto, she was an independent director, consultant and lecturer (1993-1995), and in 1992 she served as the 29th U.S. Secretary of Commerce. Director of Aetna, Inc., The DOW Chemical Company and MedImmune, Inc.

HARRY A. HAMMERLY PHOTO	HARRY A. HAMMERLY Director since 1992 Age 66	Member: Audit Committee Nominating and Corporate Governance Committee Term expires 2001

Mr. Hammerly had served for more than five years, until his retirement in 1995, as Executive Vice President of 3M Company, St. Paul, Minnesota, a world-wide manufacturer serving industrial, commercial, health care and consumer markets. Director of Apogee Enterprises, Inc., BMC Industries, Inc., and Brown & Sharpe Manufacturing Company.

DANIEL J. MEYER PHOTO	DANIEL J. MEYER Director since 1985 Age 63	Member: Executive Committee Term expires 2001

Mr. Meyer is, and has been for more than the past five years, Chairman and Chief Executive Officer of the Company. Director of AK Steel Corporation, Broadwing, Inc., The E.W. Scripps Company and Hubbell Incorporated.

JAMES E. PERRELLA PHOTO	JAMES E. PERRELLA Director since 1993 Age 64	Member: Personnel and Compensation Committee Nominating and Corporate Governance Committee Term expires 2000, nominee for three-year term

Mr. Perrella is Chairman of Ingersoll-Rand Company, Woodcliff Lake, New Jersey, a world-wide manufacturer of machinery and equipment for automotive, construction, energy and general industries, and has served in that capacity since November, 1993. From 1993 to 1999, he was also President and Chief Executive Officer of Ingersoll-Rand Company. Director of Becton, Dickinson and Company, Ingersoll-Rand Company, Rio Algom Ltd., Arvin Industries, Inc., and Bombardier, Inc.

JOSEPH A. PICHLER PHOTO	JOSEPH A. PICHLER Director since 1996 Age 60	Member: Executive Committee Personnel and Compensation Committee Term expires 2002

Mr. Pichler is, and has been for more than the past five years, Chairman of the Board and Chief Executive Officer of The Kroger Co., Cincinnati, Ohio, a food retailer and manufacturer. Director of Federated Department Stores, Inc. and The Kroger Co.

DR. JOSEPH A. STEGER PHOTO	DR. JOSEPH A. STEGER Director since 1985 Age 63	Member: Executive Committee Personnel and Compensation Committee Nominating and Corporate Governance Committee Term expires 2001

Dr. Steger is, and has been for more than the past five years, President, University of Cincinnati. Director of Provident Bancorp, Inc.

HARRY C. STONECIPHER PHOTO	HARRY C. STONECIPHER Director since 1991 Age 63	Member: Personnel and Compensation Committee Term expires 2000, nominee for three-year term
Mr. Stonecipher is President and Chief Operating Officer of The Boeing Company, Seattle, Washington, a producer of military and commercial jet aircraft and helicopters as well as missiles, space launch vehicles, and electronic systems, and has served in that capacity since August, 1997. Prior thereto, he was President and Chief Executive Officer of McDonnell Douglas Corporation. Director of The Boeing Company.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Compensation and Benefits

      The Company compensates non-employee Directors by payment of an annual retainer of $30,000. All or a portion of this retainer may be deferred into a Company stock or a cash account under the terms of the Company’s Plan for the Deferral of Directors’ Compensation, with it being required that a minimum of $5,000 be payable in Company stock and credited to a deferred stock account under the plan. The Company also compensates non-employee Directors by payment of a fee of $1,500 for each Board and committee meeting attended and a fee of $1,000 for participation in each telephone meeting. Chairpersons of the Audit Committee, Nominating and Corporate Governance Committee, and Personnel and Compensation Committee also receive an annual retainer of $2,000. In addition, the Directors may elect to be covered by $100,000 of group term life insurance.

      Awards of restricted shares and stock options to Directors are provided for in the 1997 Long-Term Incentive Plan. Ms. Franklin and Messrs. Allen, Armstrong, Burner, Hammerly, Perrella, Pichler, Steger, and Stonecipher each received a stock option grant of 2,000 shares under the Plan in fiscal year 1999.

      The Retirement Plan for Non-Employee Directors was closed on February 6, 1998, with respect to all non-employee Directors beginning their first term on the Board after said date. The non-employee Directors who were not beginning their first term after February 6, 1998, were given the election to continue to participate in the Retirement Plan for Non-Employee Directors or receive the current value of the Director’s projected benefit in a lump sum credited to a deferred stock account under the Company’s Plan for the Deferral of Directors’ Compensation. The Retirement Plan for Non-Employee Directors has a six year vesting requirement with monthly benefits paid for life. For non-employee Directors with ten or more years vested service, the benefit under the Retirement Plan for Non-Employee Directors is equal to one hundred percent of the Director’s base retainer as of the last day of service. A reduced benefit is payable to non-employee Directors with less than ten years vested service.

Meetings and Committees

      The Board of Directors held five meetings in fiscal year 1999. Average attendance by Directors at the aggregate of the Board and committee meetings was 95%. No Director attended fewer than 78% of the aggregate of the meetings of the Board and the committees on which they served.

      The Board of Directors has established four committees with specific responsibilities. The Executive Committee is composed of four members, three non-employee Directors, and one employee Director. The Committee meets only on call and may exercise, in the intervals between meetings of the Board, powers of the Board in the management of the business and affairs of the Company. The Committee held no meetings in fiscal year 1999.

      The Audit Committee is composed of five non-employee Directors. The Committee recommends to the Board of Directors the appointment of the independent auditors and meets with members of management, the independent auditors and the internal auditors, both together and privately, to review the annual financial statements, audit coverage and results, the adequacy of internal accounting controls and the quality of financial reporting. The Committee also oversees the Company’s compliance with its policies regarding boycotts and questionable payments and practices. The Committee held three meetings in fiscal year 1999.

      The Personnel and Compensation Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the compensation of the Chairman and the President, reviews the compensation of all corporate officers, reviews management manpower planning and development programs, and administers management incentive programs. The Committee held three meetings in fiscal year 1999.

      The Nominating and Corporate Governance Committee is composed of four non-employee Directors. The Committee recommends to the Board of Directors the names of possible nominees for election to the Board. The Committee will consider any recommendation by shareholders of possible Director nominees submitted in writing to the Committee in care of the Secretary of the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting of Shareholders was mailed. Biographical data and the proposed nominee’s written consent to be named as a nominee must be included. The Committee also recommends the standing and special committees, considers matters relating to corporate governance and provides the Board with materials on matters of Board behavior (i.e., ethics and policies of public concern). The Committee held two meetings in fiscal year 1999.

Shareholder Meetings: Conducting Business And Notice

      At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or by any shareholder who is entitled to vote with respect thereto and who has given timely notice thereof in writing to the Secretary of the Company not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed. Notice requirements for shareholder proposals at the 2001 Annual Meeting are provided for on page 20.

PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth information, unless otherwise indicated, as of the record date, concerning the beneficial owners of more than five percent of the Company’s outstanding shares of Common Stock and Preferred Stock. Unless otherwise noted, the individuals or entities named in the table have sole voting and investment power.

Common Stock

Beneficial Owner	Shares	Percent of Outstanding

ICM Asset Management, Inc.(1)	1,963,780	5.3
601 W. Main Avenue, Suite 600
Spokane, WA 99201

Preferred Stock

Beneficial Owner	Shares		Percent of Outstanding

State Street Bank and Trust Company	11,126		18.54
P. O. Box 351
Boston, MA 02101
Trustee — Milacron Employee Benefit Plans
Chase Manhattan Bank, N.A	6,962		11.60
1 Chase Manhattan Plaza New York, NY 10081
PNC Bank, National Association	5,701		9.50
51 Mercedes Way Edgewood, NY 11717
Empire & Co.	5,374		8.95
Box 328A Exchange Place Station 69 Montgomery Street Jersey City, NJ 07303-0328
Bank of New York	4,403		7.34
One Wall Street New York, NY 10286
Milacron Foundation	3,913		6.52
2090 Florence Avenue Cincinnati, OH 45206
(N. A. Armstrong, H. A. Hammerly, D. J. Meyer and J. A. Pichler, Trustees)
James A.D. Geier	3,049	(2)	5.08
5729 Dragon Way, Suite 3
Cincinnati, OH 45227

(1)	ICM Management, Inc. has filed a Schedule 13G with the Securities and Exchange Commission with respect to the Company’s Common Stock. The information in the table is based on the information contained in such filing which was for the year ended December 31, 1999.

(2)	Mr. Geier’s beneficial ownership includes 2,821 preferred shares held in estates and trusts for the benefit of others with respect to which Mr. Geier is a fiduciary or has shared voting power, and with respect to which voting power may be delegated to the trustee.

SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      Set forth in the following table is the beneficial ownership of Common Stock and Preferred Stock as of February 28, 2000, for each of the Directors and of the Executive Officers named in the Summary Compensation Table. No Director or Executive Officer owns more than one percent of the class shown, except as set forth in the footnotes below.

Name	Common Shares(1)	Preferred Shares

Darryl F. Allen(2)	17,272	0
Neil A. Armstrong(2)	7,066	0
David L. Burner(2)	1,983	0
Barbara Hackman Franklin(2)	4,922	0
Harry A. Hammerly(2)	14,984	0
Daniel J. Meyer(3)	652,753	380
James E. Perrella(2)	17,591	0
Joseph A. Pichler(2)	6,066	0
Joseph A. Steger(2)	12,698	0
Harry C. Stonecipher(2)	34,021	0
Ronald D. Brown	134,590	0
James R. Christie	72,635	0
Harold J. Faig	171,919	0
Alan L. Shaffer(4)	26,605	0
All Executive Officers and Directors As a Group(5)	1,426,915	380

(1)	The amounts shown include (a) the following shares that may be acquired within 60 days pursuant to outstanding option grants: Mr. Meyer 455,870 shares, Mr. Brown 97,092 shares, Mr. Christie 44,200 shares, Mr. Faig 134,832 shares, 4,250 shares each for Messrs. Allen, Armstrong, Hammerly, Perrella, Steger, and Stonecipher, 1,500 shares each for Ms. Franklin and Mr. Pichler, and 936,566 shares for all Directors and Executive Officers as a group; (b) the following shares allocated to participant accounts under the Company’s Performance Dividend and Savings Plan as of December 31, 1999, according to information furnished by the Plan Trustee: Mr. Meyer 4,682 shares, Mr. Brown 896 shares, Mr. Christie 2,203 shares, Mr. Faig 1,902 shares, Mr. Shaffer 1,368 shares, and 18,030 shares for all Directors and Executive Officers as a group; (c) the following shares with shared voting or investment power, and those held by certain members of the individuals’ families as to which beneficial ownership is disclaimed: Mr. Meyer 22,881 shares and Mr. Brown 100 shares; and (d) credits of stock units under the Company’s deferred compensation plan as follows: Mr. Meyer 18,973 units, Mr. Brown 6,664 units, Mr. Christie 6,620 units, and Mr. Faig 7,916 units.

(2)	The amounts shown include credits of stock units under the Company’s deferred compensation plan for non-employee Directors as follows: Mr. Allen 11,522 units, Mr. Armstrong 466 units, Mr. Burner 983 units, Ms. Franklin 980 units, Mr. Hammerly 288 units, Mr. Perrella 8,841 units, Mr. Pichler 466 units, Mr. Steger 6,809 units, and Mr. Stonecipher 4,271 units.

(3)	Mr. Meyer’s beneficial ownership is 1.80% of the common shares outstanding.

(4)	Mr. Shaffer resigned from the Company effective February 7, 2000. Mr. Shaffer’s beneficial ownership is reported as of that date.

(5)	Directors’ and Officers’ beneficial ownership as a group is 3.94% of the common shares (19 persons) and .63% of the preferred shares (1 person) outstanding. Mr. Shaffer’s shares are not included in these totals because of his resignation.

Certain Transactions

      During the period of fiscal 1999 and through February 28, 2000, the Company had outstanding loans to executive officers under the Company’s Employee Stock Loan Program for the purposes of exercising stock options and purchasing stock, and for paying related withholding taxes due as a result of such actions or the lapse of restrictions on restricted stock, all under the Company’s long-term incentive programs as follows: (1) loans to Mr. D. J. Meyer, Chairman and Chief Executive Officer, carrying interest rates ranging from 5.17% to 7.91% with the largest aggregate amount of indebtedness outstanding at any time during such period being $472,792.05, and the principal balance of all such loans outstanding at the end of the period being $456,129.46; (2) loans to Mr. A. L. Shaffer, Group Vice President, Metalworking Technologies, carrying interest rates of 7.78% and 6.45%, respectively, with the largest aggregate amount of indebtedness outstanding at any time during such period being $88,282.87, and the principal balance of all such loans outstanding as of February 7, 2000, the date of his resignation from the Company, being $76,499.23; and (3) loans to Mr. H. J. Faig, Group Vice President, Plastics Technologies, carrying interest rates of 5.98% and 5.84%, respectively, with the largest aggregate amount of indebtedness outstanding at any time during such period being $65,669.50, and the principal balance of all such loans outstanding at the end of the period being $58,840.89.

Stock Loan Programs

      The Employee Stock Loan Program, approved by the Board of Directors of the Company, is applicable to key employees who have received stock options or grants of restricted stock pursuant to the Company’s Long-Term Incentive Plans. This loan program provides loans to employees up to the amount due in cash for the exercise price of the stock options, and/or any required withholding taxes as a result of exercising such options or the lapse of restrictions on restricted stock awards. These loans are to be repaid on terms of regular payments of not more than 10 years unless the related stock is divested by the employee prior to said time, in which case all amounts owing become payable. The interest rates for these loans are established from time to time by the Personnel and Compensation Committee in compliance with Internal Revenue Service guidelines. The interest rate is the applicable Federal rate in effect under Section 1274 (d) of the Internal Revenue Code of 1986, as amended, as of the day in which the loan is made. As of February 28, 2000, the interest rate was 6.66% per annum.

Annual Retirement Benefits

      The calculation of estimated annual retirement benefits under the Company’s regular retirement plan (the “Retirement Plan”), is based upon years of service and average earnings for the highest five consecutive years of service. Earnings include all cash compensation, including amounts received or accrued under the 1996 Short-Term Management Incentive Program, but exclude benefits or payments received under long-term incentive plans or any other employee benefit plan. The Retirement Plan is non-contributory and limits the individual annual benefit to the maximum level permitted under existing law. The credited years of service under the Retirement Plan for the executive officers named in the Summary Compensation Table set forth below are: 30 for Mr. Meyer, 33 for Mr. Faig, 27 for Mr. Shaffer and 19 for Mr. Brown. Directors who are not officers or employees of the Company are not eligible to participate in the Retirement Plan. In 1999 Mr. Christie was not a participant in the Retirement Plan, but was a participant in the Milacron Retirement Savings Plan (a defined contribution plan). It is anticipated that Mr. Christie will become a participant in the Retirement Plan in 2000.

      The table below shows examples of pension benefits which are computed on a straight life annuity basis before deduction of the offset provided by the Retirement Plan, which depends on length of service and is up to one-half of the primary Social Security benefit:

	Estimated Annual Pension for
Highest Consecutive	Representative Years of Credited Service
Five-Year
Average Compensation	10		15		20		25		30		35 or more

$100,000	$15,000		$22,500		$30,000		$37,500		$45,000		$52,500

$250,000	$37,500		$56,250		$75,000		$93,750		$112,500		$131,250

$500,000	$75,000		$112,500		$150,000	(*)	$187,500	(*)	$225,000	(*)	$262,500	(*)

$750,000	$112,500		$168,750	(*)	$225,000	(*)	$281,250	(*)	$337,500	(*)	$393,750	(*)

$1,000,000	$150,000	(*)	$225,000	(*)	$300,000	(*)	$375,000	(*)	$450,000	(*)	$525,000	(*)

$1,250,000	$187,500	(*)	$281,250	(*)	$375,000	(*)	$468,750	(*)	$562,500	(*)	$656,250	(*)

$1,500,000	$225,000	(*)	$337,500	(*)	$450,000	(*)	$562,500	(*)	$675,000	(*)	$787,500	(*)

$1,750,000	$262,500	(*)	$393,750	(*)	$525,000	(*)	$656,250	(*)	$787,500	(*)	$918,750	(*)

$2,000,000	$300,000	(*)	$450,000	(*)	$600,000	(*)	$750,000	(*)	$900,000	(*)	$1,050,000	(*)

(*)	Under existing law, payments of annual benefits in excess of $135,000 may not be made by the Retirement Plan but may be paid directly by the Company, as described in the following paragraph.

      In an effort to attract and retain experienced executives, the Board of Directors approved a program wherein certain officers are guaranteed annual pensions of not less than 52.5% and not more than 64.5% of their highest average pay in a consecutive five-year period (subject to deduction of one-half of the primary Social Security benefit and benefits, if any, from prior employers). Other officers are entitled upon retirement to a pension benefit of not less than that to which they normally would be entitled under the Retirement Plan if there were no cap under existing law and not more than 60% of their highest average pay in a consecutive three-year period. In both cases, such pensions include an amount payable under the Retirement Plan and are not subject to the maximum limitation imposed on qualified plans such as the Retirement Plan.

Executive Severance Agreements

      The Company has entered into Executive Severance Agreements (the “Severance Agreements”) with Messrs. Meyer, Faig, Shaffer, Brown, and Christie as well as certain other executive officers (the “Executives”). The Severance Agreements continue through December 31, 2000, and provide that they are to be automatically extended in one year increments (unless notice by the Company is otherwise given) and, in any event, shall continue in effect for a period of two years beyond the term provided if a Change in Control of the Company occurs.

      Generally, a “Change in Control” will be deemed to have occurred if: (i) anyone acquires 20% or more of the outstanding voting stock of the Company; (ii) the persons serving as Directors of the Company as of October 29, 1998, and replacements or additions subsequently approved by a majority of the Board, cease to make up a majority of the Board; (iii) a merger, consolidation, or reorganization occurs after which the stockholders of the Company own less than 66 2/3% of the surviving corporation; (iv) the Company disposes of all or substantially all of its assets; or (v) the stockholders of the Company approve a plan of liquidation or dissolution of the Company.

      The Severance Agreements provide that Executives are entitled to certain benefits following a Change in Control, including: (i) the vesting of all equity-based awards, and (ii) cash payments equal to the value of each Executive’s equity options, maximum incentive award, earned but unpaid annual bonus, and outstanding long-term incentive awards. In the event of a qualifying termination of an Executive following a Change in Control, an Executive is entitled to additional benefits, including: (i) a portion of the Executive’s maximum incentive award then in effect; (ii) a cash payment of three or two times (depending upon whether or not a Tier I or Tier II Severance Agreement applies) the sum of the Executive’s base salary and highest bonus award; (iii) special supplemental retirement benefits determined as if the Executive had three or two years additional credited service under the Company’s retirement plans; and (iv) continuation of all life, disability and accident insurance, and medical plan coverage for a period of three or two years. Further, if any of these payments would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, the Company will “gross-up” the Executive’s compensation for all such excise taxes.

      Mr. Shaffer resigned from the Company effective February 7, 2000. The Company entered into a separate agreement and release with Mr. Shaffer dated as of February 7, 2000, pursuant to which, in consideration of certain agreements by Mr. Shaffer, including the provision of limited consulting services and a non-compete agreement, the Company has agreed to pay Mr. Shaffer (i) an amount equal to his then current base salary on a monthly basis for a period of 18 months, and (ii) other cash considerations totaling approximately $90,000.

PERSONNEL AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

To Our Shareholders

      The Company’s Personnel and Compensation Committee of the Board of Directors (the “Committee”) annually reviews and recommends to the full Board compensation levels for the officers of the Company. The Committee consists entirely of Board members who are not employees of the Company.

      The Committee’s primary objective in establishing compensation opportunities for the Company’s officers is to support the Company’s goal of maximizing the value of shareholders’ interest in the Company over a period of time. To achieve this objective, the Committee believes it is critical to:

•	Hire, develop, reward, and retain the most competent executives, and to provide compensation opportunities for executives which are competitive in the marketplace, which includes selected companies in the Performance Graph on page 16 for the S&P 500 and the S&P Machinery (Diversified) Indexes.

•	Encourage decision-making that enhances shareholder value. The Committee believes that this objective is promoted by providing short-term and long-term incentive opportunities that are tied to performance measures which are payable in cash and/or shares of Company stock.

•	Provide incentive opportunities which link corporate performance and executive pay. The Committee believes in paying executives competitive levels of incentive compensation when annual results add to shareholder value and corporate financial performance expectations are met.

•	Promote a close identity of interests between management and the Company’s shareholders by rewarding positive results through the payment of Company stock when appropriate.

      The Committee reviews the compensation for all corporate officers, including the individuals whose compensation is detailed in the proxy statement. This review is designed to ensure consistency throughout the compensation process. The Committee makes all decisions pertaining to the determination of the Company’s executive compensation plans which promote the objectives detailed above. The Committee believes that the Company’s current compensation programs support the Company’s business mission and contribute to the Company’s financial success. The Committee considers the entire pay package when establishing each component of pay.

      The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain “performance based” compensation is not subject to the limitation of deductibility provided that certain stockholder approval and independent director requirements are met. The Committee takes into account Section 162(m) of the Internal Revenue Code while reviewing its policies with respect to the qualifying compensation paid to its executive officers.

COMPONENTS OF COMPENSATION

Base Salary

      The Committee annually reviews each officer’s base salary. The factors which influence Committee determinations regarding base salary include: job performance, level of responsibilities, breadth of knowledge, prior experience, comparable levels of pay among executives at regional and national market competitors, which include selected companies in the Performance Graph on page 16 for the S&P 500 and the S&P Machinery (Diversified) Indexes, and internal pay equity considerations. Base pay data is compared with survey information compiled by independent compensation consulting firms. Increases to salary levels are driven by individual performance. Base salaries are targeted at the market average, after adjusting for company size.

Annual Incentive Compensation

      The Company’s officers, including the CEO, are eligible for an annual cash bonus under its 1996 Short-Term Management Incentive Plan. The corporate and business unit performance measures for bonus payments are based on Value Added whereby return on capital must improve or exceed the cost of capital, thereby enhancing shareholder value at the corporate and/or business unit levels. The Committee, where appropriate and when Value Added is achieved, also considers in its decision to award any annual cash bonus, the accomplishment of financial objectives as well as non-financial performance.

      The 1996 Short-Term Management Incentive Plan provides a balance between the short-term financial goals and long-term objectives of the Company. A corporate Value Added bonus was paid for 1999 and each of the officers named in the Summary Compensation Table received bonuses. In addition, certain business units also met or exceeded their Value Added performance objectives and officers specifically responsible for these operations received bonuses.

      Annual incentive compensation is targeted to the median of the companies surveyed.

Long-Term Incentive Compensation

      The 1997 Long-Term Incentive Plan was approved by shareholders and gives the Committee the authority and discretion to award stock options, restricted stock and performance share awards (collectively referred to as “Awards”) to the Company’s key employees. Awards are granted during the life of the Plan in line with the Company’s industry peer group and are designed to align the interests of executives with those of the shareholders. Under the 1997 Long-Term Incentive Plan, Awards were granted to the Company’s key employees, including its officers. Current stock and option holdings of the officers are not considered when Awards are granted. Stock options have an exercise price equal to the market price of the Common Stock on the date of grant and vest over five years. Restricted stock may not be sold or transferred for a period of three years and, as a general rule, the restricted stock is forfeited if the recipient does not remain in the employ of the Company during the entire three year term. Performance share grants are awarded in the form of restricted shares which may be forfeited or increased, with any increase paid in cash, depending on the growth rate of earnings per share during the three year measurement period. Performance share grants awarded in 1997 for the 1997-1999 Performance Period were forfeited when the earnings per share growth rate target of 12% was not attained. Performance share grants related to the 1998-2000 and 1999-2001 Performance Periods will be forfeited unless a growth rate in earnings per share of at least 12%, compounded annually, is achieved, and will be increased by 50% or 100% if growth rates of basic earnings per common share of at least 15% or 18% respectively, compounded annually, are achieved. This approach to long term incentives was designed to focus executives on the creation of shareholder value over the long term since the full breadth of the compensation package cannot be realized unless basic earnings per common share and the price of Common Stock increase over a number of years.

CEO Compensation

      The compensation of the CEO reflects the same elements as those used in determining the compensation of other corporate officers. The Committee also considers the leadership and effectiveness of the CEO in offering direction and strategic planning for the Company and in dealing with major corporate problems and opportunities. The CEO’s base salary in 1999 was increased in conjunction with the Company’s growth, the Company’s progress in executing its strategic plan, and the overall improvement of the Company’s profitability and prospects for continued growth.

      In accordance with the respective terms of the 1996 Short-Term Management Incentive Plan, a bonus of $576,336 was paid in 2000 for performance in 1999. During fiscal 1999, a performance share grant of 19,433 shares for the 1999-2001 Performance Period and stock options for 70,000 shares were awarded to Mr. Meyer under the 1997 Long-Term Incentive Plan. Mr. Meyer’s performance share grant is subject to the same performance targets outlined above. The stock option grant was made on the basis of market practice as determined by independent consultants, as described above.

The Personnel and Compensation Committee

James E. Perrella

Joseph A. Pichler

Joseph A. Steger

Harry C. Stonecipher

SUMMARY COMPENSATION TABLE

			Annual Compensation (1)			Long-Term Compensation

						Awards		Payouts

							Shares
					Other		Underlying
					Annual	Restricted	Stock	LTIP
Name	Principal Position	Year	Salary ($)	Bonus ($)	Comp.($)	Stock($)(2)	Options (#)	Payouts ($)

D.J. Meyer	Chief Executive Officer	1999	747,634	576,336	19,663	394,733	70,000	0
	Chief Executive Officer	1998	699,970	727,969	11,689	250,418	65,000	0
	Chief Executive Officer	1997	661,500	687,960	8,960	724,087	60,000	0

R.D. Brown	Chief Operating Officer	1999	321,834	155,060	8,992	110,581	54,000	0
	Chief Financial Officer	1998	276,600	179,790	2,244	95,781	31,000	0
	Chief Financial Officer	1997	245,800	159,770	3,951	269,420	19,800	0

H.J. Faig	Group Vice President	1999	315,334	146,812	5,605	110,581	24,000	0
	Group Vice President	1998	298,870	194,266	1,647	107,141	24,000	0
	Group Vice President	1997	280,100	161,069	4,083	305,698	23,000	0

A.L. Shaffer	Group Vice President	1999	315,334	97,202	6,242	110,581	24,000	0
	Group Vice President	1998	298,870	162,824	1,656	107,141	24,000	0
	Group Vice President	1997	280,100	182,065	3,591	305,698	23,000	0

J.R. Christie	Vice President	1999	267,500	85,600	12,252	93,884	15,000	0
	Vice President	1998	252,900	97,538	788	90,482	18,000	0
	Vice President	1997	238,730	174,106	2,444	261,660	14,400	0

[Additional columns below]

[Continued from above table, first column(s) repeated]

All Other
Comp.
Name	($)

D.J. Meyer	0
0
0

R.D. Brown	0
0
0

H.J. Faig	0
0
0

A.L. Shaffer	0
0
0

J.R. Christie	0
0
0

(1)	Includes amounts earned in fiscal year.

(2)	On February 7, 1997, February 6, 1998 and February 5, 1999, the Committee made awards of performance share grants in the form of restricted stock, pursuant to the 1997 Long-Term Incentive Plan which stipulates certain performance targets be met during the three-year performance period. Mr. Meyer was awarded 30,977 shares (1997), 8,884 shares (1998) and 19,433 shares (1999); Mr. Brown was awarded 11,526 shares (1997), 3,398 shares (1998) and 5,444 shares (1999); Mr. Faig was awarded 13,078 shares (1997), 3,801 shares (1998) and 5,444 shares (1999); Mr. Shaffer was awarded 13,078 shares (1997), 3,801 shares (1998) and 5,444 shares (1999); and Mr. Christie was awarded 11,194 shares (1997), 3,210 shares (1998) and 4,622 shares (1999). The values of these shares are based on the closing prices of $23.375 for the 1997 award, $28.1875 for the 1998 award and $20.3125 for the 1999 award (closing prices on the dates of the grants). Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to the shareholders on unrestricted shares. The performance share grants are forfeited unless the compounded annual growth rate of the Company’s basic earnings per common share over the three year performance period commencing January 1, 1997, for the 1997 grant, January 1, 1998, for the 1998 grant and January 1, 1999, for the 1999 grant, is at least 12%. The performance share grants awarded in 1997, 1998 and 1999 are increased by a cash payment equal to 50% or 100% of the value of the associated performance share grant at the end of each period, if growth rates of basic earnings per common share of at least 15% or 18%, respectively, compounded annually, are achieved. The performance share grants awarded on February 7, 1997, for the 1997-1999 performance period were forfeited on February 7, 2000 because the earnings per share annual growth rate target of 12% was not attained. In the event that a change of control occurs during the performance period, the restricted stock will be forfeited but the executive will receive a cash payment in an amount equal to 200% of the value of the restricted stock at the time of the change of control.

NOTE: The total number of restricted shares held by the listed officers and the aggregate market value at the end of the Company’s fiscal year are as follows: Mr. Meyer held 66,050 shares valued at $1,015,519; Mr. Brown held 22,860 shares valued at $351,473; Mr. Faig held 25,230 shares valued at $387,911; Mr. Shaffer held 25,230 shares valued at $387,911; and Mr. Christie held 21,350 shares valued at $328,256. Aggregate market value is based on the closing price of $15.375 at December 31, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of
	Securities	% of Total
	Underlying	Options			Grant
	Options	Granted to	Exercise		Date
	Granted	Employees in	or Base Price	Expiration	Present
Name	(#) (1)	Fiscal Year (2)	($/SH) (3)	Date	Value ($) (4)

D.J. Meyer	70,000	16.28%	$20.0937	02/05/09	$415,800

R.D. Brown	24,000	5.58%	$20.0937	02/05/09	$142,560
	30,000	6.98%	$15.6350	11/04/09	$142,500

H.J. Faig	24,000	5.58%	$20.0937	02/05/09	$142,560

A.L. Shaffer	24,000	5.58%	$20.0937	02/05/09	$142,560

J.R. Christie	15,000	3.49%	$20.0937	02/05/09	$89,100

(1)	Up to 25% of each stock option grant may be exercised beginning two years following the date of grant and an additional 25% may be exercised beginning in each subsequent year. The purchase price per share of common stock covered by an option is 100% of the fair market value on the grant date. Options expire 10 years after date of the grant. In the event of a “change of control” of the Company, all outstanding stock options become immediately exercisable in full.

(2)	Based on 429,900 options, net of 3,800 cancellations, granted to all employees in 1999.

(3)	Fair market value on the date of grant.

(4)	Black-Scholes Assumption Disclosure:

    The estimated grant date present value reflected in the above table is determined using the Black-Scholes model.

    The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

•	Exercise prices on the option of $20.0937 and/or $15.635, equal to the fair market value of the underlying stock on the date of grant;

•	An option term of 10 years;

•	An interest rate of 5.00% (for the February 5, 1999 grants) and 6.03% (for the November 4, 1999 grant) that represent the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term;

•	Volatility of 33.820% (for the February 5, 1999 grants) and 37.290% (for the November 4, 1999 grant), calculated using daily stock prices for the three-year period prior to the grant date;

•	Dividends at the rate of $0.48 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant; and

•	Reductions of 9.4% (for the February 5, 1999 grants) and 8.56% (for the November 4, 1999 grant) to reflect the probability of forfeiture due to termination prior to vesting, and 13.2% (for the February 5, 1999 grants) and 13.22% (for the November 4, 1999 grant) to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

    The ultimate values of the options will depend on the future market price of the Company’s stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company’s common stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION EXERCISES IN LAST YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying		Value (1) of Unexercised,
	Number		Unexercised Options at		In-the-Money Options
	of Shares		Fiscal Year-End (#)		Held at Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

D.J. Meyer	0	$0	394,620	225,000	$341,000	$0

R.D. Brown	0	$0	74,392	118,600	$23,775	$0

H.J. Faig	0	$0	110,582	84,000	$74,579	$0

A.L. Shaffer	0	$0	84,092	84,000	$9,375	$0

J.R. Christie	0	$0	31,100	51,300	$0	$0

(1)	Based on a fair market value (average of high and low market prices) of company stock on December 31, 1999, of $15.125.

PERFORMANCE GRAPH

Comparison of 5-Year Cumulative Total Shareholder Return  (1)

Milacron Inc., S&P 500 and S&P 500 Diversified Machinery

Performance Graph

	S&P 500	S&P 500 Div. Machinery	Milacron

12/94	100.00	100.00	100.00
12/95	137.45	123.38	112.62
12/96	168.93	153.68	95.37
12/97	225.21	203.22	115.06
12/98	289.43	169.18	87.35
12/99	350.26	200.01	71.79

(1)	Total shareholder return assumes reinvestment of dividends on a quarterly basis, and market returns are adjusted for spin-offs and any other special dividends for both the Company and the peer group companies.

PROPOSAL TO AMEND THE MILACRON INC.

1997 LONG-TERM INCENTIVE PLAN

      The Board of Directors and the Personnel and Compensation Committee (the “Committee”) have continued to review the Company’s compensation programs and have concluded that it is desirable for the shareholders to amend the Milacron Inc. 1997 Long-Term Incentive Plan (the “Plan”) by adopting an amendment (the “Amendment”) authorizing the reservation of an additional 2,400,000 shares of common stock of the Company (“Common Stock”). If this Amendment is approved, there will be 2,599,855 shares available under the Plan for future awards. In addition, it is proposed that a limit be imposed on the maximum amount of base salary that may be the basis of a performance share grant in order to insure that compensation paid pursuant to a performance share grant is fully deductible by the Company for Federal income tax purposes.

      In general, the purposes of the long-term incentive plans implemented by the Company are to advance the Company’s interests in attracting and retaining outstanding management personnel and motivating key employees. In the past, shareholders approved new long-term incentive plans upon the expiration of a previous plan. For example, the shareholders approved long-term incentive plans in 1979, 1982, 1984, 1987, 1991, 1994, and the current long-term incentive plan in 1997.

      Under the Plan, key salaried employees of the Company or its subsidiaries who are in a position to make a major contribution to the long-term success of the Company and who are approved by the Committee may receive awards of stock options in the form of non-qualified stock options or incentive stock options, restricted stock awards and/or performance share grants. As of March 2, 2000, 301 salaried employees and 9 non-employee Directors were participants in the Plan. Non-employee Directors may receive up to 2,000 shares of restricted stock every three years as determined by the Committee and will receive 2,000 Non-Qualified Stock Options each year that the Plan is in effect. As of March 2, 2000, the market value of a share of Common Stock was $13.75.

      Awards. The forms of awards that may be granted under the Plan are as follows:

      (a)  Non-Qualified Stock Options (“NQSOs”). The purchase price per share of Common Stock covered by NQSOs will not be less than 100% of the fair market value of such stock on the date of grant. The purchase price of Common Stock covered by a stock option is payable in cash, by tendering shares of Common Stock already owned by the employee or non-employee Director, through financing provided by the Company under its Employee Stock Option Loan Program or otherwise or any combination of the foregoing. The maximum number of shares of Common Stock subject to an option (including incentive stock options) that may be granted to a participant in one year is 100,000. NQSOs expire ten years after the date of grant.

      (b)  Incentive Stock Options (“ISOs”). An employee may receive a stock option in the form of an ISO up to the maximum fair market value of Common Stock subject to the stock option (determined at the date of grant) as established by the Internal Revenue Code of 1986, as amended (the “Code”) (which is currently $100,000 first becoming exercisable in a calendar year). ISOs expire within ten years after the date of grant. The purchase price per share of Common Stock covered by ISOs is 100% of the fair market value of a share of Common Stock on the date ISOs are granted. The methods of purchase are the same as with NQSOs.

      (c)  Restricted Stock Awards. Restricted stock awards are awards of Common Stock granted to a participant without the payment of any cash consideration, but which are held by the Company and subject to a restriction during a period of up to three years as determined by the Committee (“Restriction Period”) against selling, encumbering, or disposing of the shares. Except in the case of death, retirement, or disability of a participant or an exception made by the Committee, restricted stock awards are subject to forfeiture if the participant ceases to be in the continuous employ of the Company or its subsidiaries or ceases to be a non-employee Director of the Company during the Restriction Period.

      (d)  Performance Share Grants. Performance share grants are grants of restricted stock and the contingent right to receive cash. The lapsing of restrictions on the restricted stock and the payment of cash, if any, will be contingent upon the appreciation of earnings per share compounded annually during a three-year performance period. Threshold, target, and maximum attainment levels for earnings per share growth will be established by the Committee for each performance period. If the threshold, target, or maximum growth in earnings per share is achieved at the end of the performance period, the participant receives the value of the original performance share grant times a pre-determined multiple. Payment for attaining the threshold level will be the lapse of restrictions on the restricted stock. Payment for amounts earned in excess of the threshold level will be in cash. Participants who complete at least one full year of a performance period but cease employment upon death, retirement, or disability prior to the end of a performance period will receive a prorated payment for the amount of time they remained an employee. During the performance period beginning January 1, 1997, and ending December 31, 1999, the threshold earnings per share level set by the Committee was not met and, therefore, restricted stock awarded pursuant to such performance share grant was forfeited and returned to the Company and no cash payments were made.

      Adjustments. If there is a change in the capital structure of the Company because of any stock dividend or split, recapitalization, merger, consolidation, or other similar corporate change or any distribution to common shareholders other than a cash dividend, the Committee shall make such adjustment as, in its discretion, it deems equitable in the maximum number of shares issuable under the Plan, the number of outstanding stock options and the option price and the performance awards and shares of restricted stock.

      Amendments and Termination. The Board of Directors may terminate or amend the Plan in whole or in part provided it does not adversely affect any rights or obligations with respect to awards which have been made under the Plan. Unless approved by shareholders, the Board of Directors may not (a) increase the total number of shares reserved for grant pursuant to the Plan (other than to reflect “Adjustments” as described above), (b) change the class of employees eligible to be participants, (c) decrease the minimum option prices stated in the Plan, (d) extend the maximum period during which stock options may be exercised, or (e) reduce the restriction period for restricted stock awards.

      Change in Control. In the event of a change in control of the Company (as defined in the Plan), (a) all of the time periods relating to the exercise or realization of awards of stock options, performance share grants, or restricted stock, will be accelerated, and (b) performance share grants eligible to be earned will be payable in full in cash at the maximum attainment level.

      Tax Consequences. The Federal income tax consequences with respect to awards under the Plan differ depending on the form of award.

      (a)  An individual receiving an NQSO award under the Plan will not be in receipt of taxable income under the Code and regulations issued thereunder on the date of grant of the option. An individual will generally recognize ordinary compensation income at the time the option is exercised in the amount that the fair market value of the shares on the date of exercise exceeds the option price. The Company will be entitled to a deduction at the time and in the amount that ordinary compensation income is recognized by the individual. The disposition of shares acquired upon exercise of an NQSO will generally result in a capital gain or loss for the optionee but will have no income tax consequences for the Company.

      (b)  An individual receiving an ISO award under the Plan will not be in receipt of taxable income upon the grant of the option or at the time of exercise of the option. The individual will have a gain taxed at capital gain rates when he sells the shares, if he holds the shares for at least one year after the ISO is exercised and he sells the shares at least two years after the grant of the option. If the individual sells the shares before that time, the individual will recognize ordinary compensation income at the time of sale in amounts determined under the rules of the Code and the balance of any gain or any loss will be treated as a capital gain or loss. The Company will not be entitled to a deduction in connection with the exercise of an ISO except that the Company will be entitled to a deduction equal to any ordinary compensation income so recognized by the individual.

      (c)  With respect to restricted stock awards, an individual may elect under Section 83(b) of the Code to include, as compensation income, the fair market value of the shares at the time of grant (determined without regard to any restrictions that will lapse). Any future appreciation/depreciation will be a capital gain or loss. If the election is not made, the individual will have ordinary compensation income at the end of the Restriction Period equal to the fair market value of the share at that time. The Company will receive a corresponding deduction at the same time and in the same amount as the individual has income.

      (d)  An individual will recognize ordinary compensation income upon the actual payment of stock or cash pursuant to performance share grants and the Company will receive a corresponding deduction at the same time and in the same amount as the individual has income.

      Participation in the Plan. The benefits that will be received by participants under the Plan are not determinable since such amounts will depend on the number of options, restricted stock awards, or performance shares granted and the value of Common Stock. The following table sets forth certain information with respect to awards granted pursuant to the Plan during 1999 to (a) the executive officers named below, (b) all current executive officers as a group, (c) all employees, excluding all current officers who are executive officers, as a group, and (d) current non-employee Directors as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

1997 Long-Term Incentive Plan
(Grants in 1999)

		Number of Shares
		Company Stock
		Underlying

		Restricted	Performance
	Options	Stock	Shares

D.J. Meyer	70,000	–0–	19,433

R.D. Brown	54,000	–0–	5,444

H.J. Faig	24,000	–0–	5,444

A.L. Shaffer	24,000	–0–	5,444

J.R. Christie	15,000	–0–	4,622

All Current Executive Officers	263,000	–0–	54,066

All Employees (excluding Executive Officers)	174,500	13,800	14,108

All Current Non-Employee Directors	18,000	–0–	–0–

      Need for the Amendment. Under its terms, the Plan expires when there are no further shares reserved for use under the Plan. Currently, only 199,855 shares remain. Thus, in order to continue to grant awards, either the Amendment or a new long-term incentive plan must be approved. For the Amendment to be effective, it must be approved by a majority of the shareholders present, either in person or by proxy, and entitled to vote. Votes withheld as well as broker non-votes will be counted toward the establishment of a quorum, but will have no effect on the approval of the Amendment.

      In addition, in order to ensure that the income tax deduction for compensation paid to certain executive officers attributable to performance share grants is not limited pursuant to Code Section 162(m), the Plan is proposed to be amended so that the maximum performance share grant is limited to 20% to 100% of a participant’s base salary for the year of the award (not to exceed $1,000,000).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE AMENDMENT OF THE
MILACRON INC. 1997 LONG-TERM INCENTIVE PLAN

INDEPENDENT AUDITORS

      The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company and its subsidiaries for the fiscal year 2000. A representative of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement and will be available to answer questions.

      While there is no legal requirement that the selection of auditors be submitted to a vote of the shareholders, such procedure has been recommended by the Board of Directors because it believes that the selection of auditors is of sufficient importance to justify shareholder ratification. In the event that the shareholders do not confirm the selection, the Board of Directors will reconsider its selection. Confirmation of the appointment will require the affirmative vote of the holders of shares of the Common Stock and the Preferred Stock entitled to cast a majority of the total number of votes represented by the shares of such stock, voting together as a single class. Votes withheld as well as broker non-votes will be counted toward the establishment of quorum, but will have no effect on the confirmation of the appointment of the auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT
THE SELECTION OF ERNST & YOUNG LLP BE CONFIRMED

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock (“reporting persons”) to report their initial ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. All reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of the copies of such forms received by it during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to reporting persons were complied with except: (i) Daniel J. Meyer’s annual filing on Form 5 inadvertently omitted two distributions of Company stock from an irrevocable trust to Mr. Meyer (the omission was subsequently reported on a Form 4), and (ii) James A.D. Geier’s Form 4 reporting two transactions involving Company stock was inadvertently filed late.

SHAREHOLDER PROPOSALS FOR THE
2001 ANNUAL MEETING OF SHAREHOLDERS

      In order for shareholder proposals for the 2001 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s proxy material, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to November 24, 2000. If any shareholder who intends to propose any other matter to be acted upon at the 2001 Annual Meeting of Shareholders does not inform the Company of such matter by February 7, 2001, the persons named as proxies for the 2001 Annual Meeting of Shareholders will be permitted to exercise discretionary authority to vote on such matter even if the matter is not discussed in the proxy statement for that meeting.

OTHER MATTERS

      The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. However, if any other matters come before the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters.

By order of the Board of Directors
MILACRON INC.

Hugh C. O’Donnell
Vice President, General Counsel and Secretary

Cincinnati, Ohio
March 24, 2000

                                                                    APPENDIX I

MILACRON INC.                                                              PROXY
2090 FLORENCE AVENUE                    THIS PROXY IS SOLICITED ON BEHALF OF THE
CINCINNATI, OHIO 45206                  BOARD OF DIRECTORS

   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000

     Darryl F. Allen, Harry A. Hammerly and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual
Meeting of Shareholders to be held April 25,2000,and any adjournment thereof,on all business that may properly come before the meeting,including the election of directors,the confirmation of the appointment of auditors and approval of the
Amendment to the Milacron Inc. 1997 Long-Term Incentive Plan.

IMPORTANT VOTING INSTRUCTIONS: A shareholder who has been a continuous beneficial owner since February 1, 1997 is entitled to ten votes for each such share
PROVIDED the following certification is completed. By signing,the undersigned:(A) instructs that this proxy be voted as marked and (B) certifies that beneficial ownership of Common Shares has been continuous as follows:

            DATE SHARES ACQUIRED                 NUMBER OF SHARES
            --------------------                 ----------------
           Prior to February 2,1997              ----------------
            After February 1,1997                ----------------
                TOTAL SHARES                     ----------------

IF NO CERTIFICATION IS MADE,IT WILL BE DEEMED THAT BENEFICIAL OWNERSHIP OF ALL
COMMON SHARES OCCURRED AFTER FEBRUARY 1,1997.

                  (Continued and to be signed on reverse side)

                        FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS         PLEASE MARK
DIRECTED BY THE UNDERSIGNED PARTICIPANT.                   YOUR VOTES     X
IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED           AS INDICATED
"FOR" ALL THE NOMINEES FOR DIRECTOR LISTED IN              IN THIS
ITEM (1) BELOW, "FOR" ITEM (2) AND "FOR"                   EXAMPLE
ITEM (3) BELOW.
                                             VOTES

1.  Election of Directors        NOMINEES:  D.F. Allen, R.D. Brown,
                                            J.E. Perrella and H.C. Stonecipher
                                            (3-year term)

    FOR all nominees             WITHHOLD   (To withhold authority to vote for
    (except as marked            AUTHORITY  any individual nominee, write that
    to the contrary)             for all    nominee's name on the space provided
                                 nominees   below.)
        [ ]                        [ ]

2.  Confirm appointment of Ernst & Young LLP
    as independent auditors.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

3.  Approve the Amendment to the
    Milacron Inc. 1997 Long-Term
    Incentive Plan.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

                                       Dated:
                                             ---------------------------, 2000

                                       ---------------------------------------
                                               Signature of Shareholder

                                       ---------------------------------------
                                       Signature of Shareholder
                                       (if held jointly)

                                       Please sign your name exactly as it
                                       appears hereon. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give your full title as
                                       such. If a corporation, please sign in
                                       full corporate name by authorized
                                       officer. If a partnership, please sign in
                                       partnership name by authorized person. A
                                       proxy for shares held jointly by two or
                                       more persons should be signed by all.

                                       PLEASE COMPLETE, DATE, SIGN AND RETURN IN
                                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            FOLD AND DETACH HERE

                                  MILACRON INC.

  VOTING DIRECTION FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000

                    TO: PUTNAM FIDUCIARY TRUST COMPANY, TRUSTEE

   As a Participant in the Milacron Performance Dividend and Savings Plan, I
   hereby direct Putnam Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of
   Shareholders to be held April 25, 2000, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Amendment to the Milacron Inc. 1997 Long-Term Incentive Plan.

             (Continued, and to be signed and dated on reverse side)

                            FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS         PLEASE MARK
DIRECTED BY THE UNDERSIGNED PARTICIPANT.                   YOUR VOTES     X
IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED           AS INDICATED
"FOR" ALL THE NOMINEES FOR DIRECTOR LISTED IN              IN THIS
ITEM (1) BELOW, "FOR" ITEM (2) AND "FOR"                   EXAMPLE
ITEM (3) BELOW.
                                              VOTES

1.  Election of Directors        NOMINEES:  D.F. Allen, R.D. Brown,
                                            J.E. Perrella and H.C. Stonecipher
                                            (3-year term)

    FOR all nominees             WITHHOLD   (To withhold authority to vote for
    (except as marked           AUTHORITY   any individual nominee, write that
    to the contrary)             for all    nominee's name on the space provided
                                 nominees   below.)
        [ ]                        [ ]

2.  Confirm appointment of Ernst & Young LLP
    as independent auditors.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

3.  Approve the Amendment to the
    Milacron Inc. 1997 Long-Term
    Incentive Plan.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

                                       Dated:
                                             ---------------------------, 2000

                                       ---------------------------------------
                                               Signature of Participant

                                       ---------------------------------------
                                       Please sign your name exactly as it
                                       appears hereon.

                                       PLEASE COMPLETE, DATE, SIGN AND RETURN IN
                                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            FOLD AND DETACH HERE

               PLEASE REMOVE THIS PORTION BEFORE RETURNING PROXY.

                                  MILACRON INC.

  VOTING DIRECTION FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2000

                    TO: VANGARD FIDUCIARY TRUST COMPANY, TRUSTEE

   As a Participant in the Aeroquip-Vickers Savings and Profit Sharing Plan, I
   hereby direct Vangard Fiduciary Trust Company, Trustee, to exercise the votes attributable to the shares of common stock allocated to my account in accordance with my directions on the reverse side, at the Annual Meeting of
   Shareholders to be held April 25, 2000, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Amendment to the Milacron Inc. 1997 Long-Term Incentive Plan.

             (Continued, and to be signed and dated on reverse side)

                            FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS         PLEASE MARK
DIRECTED BY THE UNDERSIGNED PARTICIPANT.                   YOUR VOTES     X
IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED           AS INDICATED
"FOR" ALL THE NOMINEES FOR DIRECTOR LISTED IN              IN THIS
ITEM (1) BELOW, "FOR" ITEM (2) AND "FOR"                   EXAMPLE
ITEM (3) BELOW.
                                              VOTES

1.  Election of Directors        NOMINEES:   D.F. Allen, R.D. Brown,
                                             J.E. Perrella and H.C. Stonecipher
                                             (3-year term)

    FOR all nominees             WITHHOLD   (To withhold authority to vote for
    (except as marked           AUTHORITY   any individual nominee, write that
    to the contrary)             for all    nominee's name on the space provided
                                 nominees   below.)
        [ ]                        [ ]

2.  Confirm appointment of Ernst & Young LLP
    as independent auditors.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

3.  Approve the Amendment to the
    Milacron Inc. 1997 Long-Term
    Incentive Plan.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

                                       Dated:
                                             ---------------------------, 2000

                                       ---------------------------------------
                                               Signature of Participant

                                       ---------------------------------------
                                       Please sign your name exactly as it
                                       appears hereon.

                                       PLEASE COMPLETE, DATE, SIGN AND RETURN IN
                                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            FOLD AND DETACH HERE

              PLEASE REMOVE THIS PORTION BEFORE RETURNING PROXY.

MILACRON INC.                                                          PROXY
2090 FLORENCE AVENUE                THIS PROXY IS SOLICITED ON BEHALF OF THE
CINCINNATI, OHIO 45206              BOARD OF DIRECTORS

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25,2000

   Darryl F. Allen, Harry A. Hammerly and Joseph A. Steger (each with power to act alone and power of substitution) are hereby authorized to represent and to vote all the shares of stock held of record by the undersigned at the Annual
Meeting of Shareholders to be held April 25, 2000, and any adjournment thereof, on all business that may properly come before the meeting, including the election of directors, the confirmation of the appointment of auditors and approval of the Amendment to the Milacron Inc. 1997 Long-Term Incentive Plan.

                  (Continued and to be signed on reverse side)

                            FOLD AND DETACH HERE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS         PLEASE MARK
DIRECTED BY THE UNDERSIGNED PARTICIPANT.                   YOUR VOTES     X
IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED           AS INDICATED
"FOR" ALL THE NOMINEES FOR DIRECTOR LISTED IN              IN THIS
ITEM (1) BELOW, "FOR" ITEM (2) AND "FOR"                   EXAMPLE
ITEM (3) BELOW.
                                              VOTES

1.  Election of Directors        NOMINEES:  D.F. Allen, R.D. Brown,
                                            J.E. Perrella and H.C. Stonecipher
                                            (3-year term)

    FOR all nominees             WITHHOLD   (To withhold authority to vote for
    (except as marked           AUTHORITY   any individual nominee, write that
    to the contrary)             for all    nominee's name on the space provided
                                 nominees   below.)
        [ ]                        [ ]

2.  Confirm appointment of Ernst & Young LLP
    as independent auditors.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

3.  Approve the Amendment to the
    Milacron Inc. 1997 Long-Term
    Incentive Plan.

      FOR        AGAINST     ABSTAIN
      [ ]          [ ]         [ ]

                                       Dated:
                                             ---------------------------, 2000

                                       ---------------------------------------
                                               Signature of Shareholder

                                       ---------------------------------------
                                       Signature of Shareholder
                                       (if held jointly)

                                       Please sign your name exactly as it
                                       appears hereon. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give your full title as
                                       such. If a corporation, please sign in
                                       full corporate name by authorized
                                       officer. If a partnership, please sign in
                                       partnership name by authorized person. A
                                       proxy for shares held jointly by two or
                                       more persons should be signed by all.

                                       PLEASE COMPLETE, DATE, SIGN AND RETURN IN
                                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            FOLD AND DETACH HERE

               PLEASE REMOVE THIS PORTION BEFORE RETURNING PROXY.

APPENDIX II
GRAPHIC AND IMAGE MATERIAL

The following graphic and image materials appear in the registrant’s Proxy Statement in the sections designated:

ELECTION OF DIRECTORS

A photo of each director appears to the left of the printed information about that individual.

Appendix III

MILACRON INC.
1997 Long-Term Incentive Plan

Section 1. GENERAL PROVISIONS

1.1 Purposes

The purposes of the 1997 Long-Term Incentive Plan (the “Plan”) of Milacron Inc. (the “Company”) are to promote the interests of the Company and its shareowners by (i) helping to attract and retain individuals of outstanding ability; (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team; (iii) motivating key employees by means of performance-related incentives; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling such individuals to participate in the long-term growth and financial success of the Company.

1.2 Definitions

“Affiliate”- means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

“Award”- means a Stock Option grant, a Restricted Stock grant and/or a Performance Share Grant under the Plan.

“Board of Directors”- means the board of directors of the Company.

“Code”- means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Committee”- means those members of the Personnel and Compensation Committee of the Board of Directors who qualify as “Non-Employee Directors” pursuant to Rule 16b-3(b)(3) issued under the Exchange Act and who qualify as outside directors pursuant to Code Section 162(m) and any regulations issued thereunder.

“Common Stock”- means the common shares of the Company.

“Corporation”- means the Company, its divisions, Subsidiaries and Affiliates.

“Director”- means a member of the Board of Directors of the Company.

“Disability Date”- means the date on which a Participant is deemed disabled under the employee benefit plans of the Corporation applicable to the Participant.

“Earnings Per Share”- shall mean earnings from continuing operations before extraordinary items and cumulative effect of changes in methods of accounting, but including or excluding any income or expense items which, in the opinion of the Committee, are properly includable or excludable in the determination of earnings within the intent of the Plan, reduced by the preferred dividend requirement, divided by the number of common share used to calculate “basic earnings per share” as that term is defined in Statement of Financial Accounting Standards No. 128. In the event that generally accepted accounting principles for the calculation of Earnings Per Share change during the term of a Performance Period, the number of common shares used to calculate Earnings Per Share at the beginning and end of the Performance Period shall be determined by a method, to be chosen at the Committee’s discretion, which shall be applied consistently throughout the Performance Period.

“Employee” means any salaried employee of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value means the average of the high and low prices of the Common Stock on the date on which it is to be valued hereunder, as reported for New York Stock Exchange-Composite Transactions, or if there were no sales of Common Stock on that day, the next preceding day on which there were sales.

“Incentive Stock Options”- means Stock Options which constitute “incentive stock options” under Section 422 (or any successor section) of the Code.

“Initial Performance Period”- shall mean the Performance Period beginning December 29, 1996.

“Non-Employee Director”- means a Director who is not an Employee.

“Non-Qualified Stock Options” means Stock Options which do not constitute Incentive Stock Options.

“Participant”- means an Employee who is selected by the Committee to receive an Award under the Plan.

“Performance Cycle”- means a fiscal year of the Company in which this Plan is in effect.

“Performance Period”- shall mean the three year period following the beginning of the fiscal year in which the Performance Share Grant is awarded.

“Performance Share Grant”- shall mean a number of shares of Restricted Stock granted to the Participant at the beginning of a Performance Period that ranges from 20% to 100%, as determined by the Committee, of the Participant’s base earnings, not to exceed $1,000,000 for purposes of this Plan, during the year of award divided by the average of the closing prices per share of Common Stock during the month immediately preceding the Performance Period.

“Performance Share Multiple”- shall mean a percentage of 0%, 100%, 150% or 200% which, when multiplied by the Performance Share Grant, results in the final number of Performance Shares Earned by the Participant for a specific Performance Period.

“Performance Shares Earned”- shall mean the product of the Performance Share Multiple multiplied by the Performance Share Grant.

“Restricted Period”- means the period of up to three (3) years selected by the Committee during which a grant of Restricted Stock may be forfeited to the Company.

“Restricted Stock”- means shares of Common Stock contingently granted to a Participant under Sections 3, 4 or 5 of the Plan.

“Retirement Date”- means the actual date of retirement from the Company (i) for those Participants who have attained age 55 and have at least ten Years of Credited Service (as that term is defined in the Cincinnati Milacron Retirement Plan); or, (ii) as may be determined under a temporary early retirement program.

“Stock Options”- means an Incentive Stock Option and/or a Non-Qualified Stock Option granted under Section 2 of the Plan.

“Subsidiary”- means any corporation in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of its stock.

’“Total Growth Rate”- shall mean the percentage increase in Earnings Per Share for threshold, target and maximum levels of attainment in the third year of the Performance Period divided by the Earnings Per Share in the year immediately prior to that Performance Period, and will be the result of the annual compound growth rate over the three year Performance Period.

1.3 Administration

The Plan shall be administered by the Committee, which shall at all times consist of three or more members. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable, and to interpret the terms and provisions of the Plan. The Committee’s decisions are binding upon all parties.

1.4 Eligibility

All Employees who have demonstrated significant management potential or who have contributed in a substantial measure to the successful performance of the Corporation, as determined by the Committee, are eligible to be Participants in the Plan. Also, in instances where another corporation or other business entity is being acquired by the Company, and the Company has assumed outstanding employee option grants and/or the obligation to make future or potential grants under a prior existing plan of the acquired entity, adjustments are permitted at the discretion of the Committee subject to Section 1.5(a) below. Awards to Employees are made at the discretion of the Committee. Non-Employee Directors shall also participate pursuant to Section 5 herein.

1.5 Shares Reserved

(a) There shall be reserved for grant pursuant to the Plan a total of 4,400,000 shares of Common Stock. In the event that (i) a Stock Option expires or is terminated unexercised as to any shares covered thereby, or (ii) Restricted Stock grants, are forfeited or unearned for any reason under the Plan, such shares shall thereafter be again available for grant pursuant to the Plan.

(b) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities granted or reserved for grant pursuant to the Plan, the number of outstanding Stock Options and the option price thereof, and the number of payable Performance Share Grants and shares of Restricted Stock.

1.6 Change of Control

A “Change of Control” shall be deemed to have occurred if and when (a) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity, which theretofore beneficially owned securities representing less than twenty percent of the voting power of the Company in the election of directors, acquires, in a transaction or series of transactions, outstanding securities of the Company when, added to the voting power previously held, entitles such person to exercise more than twenty percent of the total voting power of the Company in the election of directors (the formation of a syndicate or group of existing shareholders not being deemed to constitute such an acquisition); (b) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the stockholders of the Company) shall approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender or exchange offer to acquire any Common Stock or securities convertible into Common Stock for cash, securities or any other consideration if, after giving effect to the acquisition of all Common Stock or securities sought pursuant to such offer, such person, corporation or other entity would become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent or more of the outstanding Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); provided, that at least ten percent of such Common Stock or securities sought pursuant to such offer is acquired.

In the event of a Change of Control of the Company (i) all time periods relating to the exercise or realization of Awards shall be accelerated so that such Awards may be exercised or realized in full beginning immediately following the Change of Control and extending for the remaining normal exercise period, and (ii) all Performance Share Grants eligible to be earned for the outstanding Performance Cycle will be immediately payable in full in cash.

1.7 Withholding

The Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, the amount of any taxes required to be withheld with respect to such Common Stock from the Participant may, at the Committee’s discretion, be paid in cash, by tender by the Employee of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld or, except for Non-Employee Directors receiving Awards of Common Stock pursuant to Section 5 herein, use of the Company’s Key Employee Withholding Tax Loan Program.

1.8 Nontransferability

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.

1.9 No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in a Stock Option or Restricted Stock agreement.

1.10 Construction of the Plan

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Ohio.

1.11 Amendment

(a) The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 1.5(b) hereof) the total number of shares reserved for grant pursuant to the Plan,

(ii) change the class of Employees eligible to be Participants, (iii) decrease the minimum option prices stated in Section 2.1 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or regulations thereunder) (iv) extend the maximum period during which Non-Qualified Stock Options or Incentive Stock Options may be exercised, or (v) reduce the restriction period for Restricted Stock Awards (except as provided in Section 1.6 hereof).

(b) With the consent of the Participant adversely affected thereby, the Committee may amend or modify any outstanding Award in any manner not inconsistent with the terms of the Plan, including without limitation, to change the form of payment or the date or dates as of which (i) a Stock Option becomes exercisable, (ii) the restrictions on shares of Restricted Stock are removed, or (iii) a Performance Share Grant is payable.

1.12 Authority of Committee

Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the Employees to receive Awards, and:

(a) Stock Options. The number of shares to be covered by each Stock Option and the conditions and limitations, if any, in addition to those set forth in Section 2.2 hereof, applicable to the exercise of the Stock Option shall be determined by the Committee. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Stock Options. In the case of Incentive Stock Options, the maximum aggregate Fair Market Value (at the date of grant) of the shares, under this Plan or any other plan of the Company or a corporation which (at the date of grant) is a parent of the Company or a Subsidiary, which are exercisable by an Employee for the first time during any calendar year shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision.

(b) Restricted Stock. The number of shares of Restricted Stock to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock may be forfeited to the Company, and the terms and conditions of the Award in addition to those contained in Section 3.1 shall be determined by the Committee. Such determinations shall be made by the Committee at the time of the grant.

1.13 Effective Dates

The Plan shall be effective on December 29, 1996, and shall expire on the earlier of (i) a date determined by the Board of Directors, or (ii) the full use of the shares reserved for grant pursuant to the Plan, provided however, that the Plan shall be null and void unless approved at the 1997 annual meeting of the shareholders of the Company.

1.14 Government and Other Regulations

The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange on which the Common Stock may be listed. For so long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

1.15 Non-Exclusivity

Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

1.16 Forfeiture Provision

If the Employee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with or violated any legal obligations to the Company, or (iii) failed to make himself or herself available to consult with, supply information to, or otherwise cooperate with the Company at reasonable times and upon a reasonable basis, or (iv) engaged in any other activity which would constitute grounds for his or her discharge for cause by the Company or a Subsidiary, the Employee will forfeit all undelivered portions of an Award.

Section 2: STOCK OPTIONS

2.1 Option Price

The Committee shall establish the option price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The option price shall be subject to adjustment in accordance with the provisions of Section 1.5(b) hereof.

2.2 Exercise of Options

(a) Except as stated in Section 2.2(c), each Stock Option by its terms shall require the Participant to remain in the continuous employ, or service to the Board of Directors if the individual is a Non-Employee Director and awarded Stock Options under Section 5 herein, of the Corporation for at least two years from the date of grant of the Stock Option before any part of the Stock Option shall be exercisable. Non-Qualified Stock Options and Incentive Stock Options may not be exercisable later than ten years after their date of grant.

(b) Stock Options shall become exercisable in installments with twenty-five percent (25%) becoming exercisable upon the second anniversary of the date of grant of the Stock Option and additional increments of twenty-five percent (25%) of the Stock Option shall become exercisable on each anniversary thereafter until the entire Stock Option is exercisable.

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director as a result of his death, all time periods related to the exercise of any outstanding Stock Options shall be accelerated and the Stock Options shall become exercisable immediately following the Participant’s death and extending for the remaining normal exercise period. In the event a Participant ceases to be an Employee or a Non-Employee Director upon the occurrence of his Retirement Date, Disability Date, or otherwise with the consent of the Committee, his Stock Options shall be exercisable as described in 2.2(b) above as if the individual had remained as an Employee or Non-Employee Director and extending for the normal exercise period. The Committee may at any time and with regard to all Participants or any individual Participant accelerate time periods related to the exercise of any outstanding Stock Options, and the Stock Option shall become exercisable immediately thereafter and extending for the remaining normal exercise period. In all other circumstances when a Participant ceases to be an Employee or a Non-Employee Director, his rights under all Stock Options shall terminate immediately.

(d) Each Stock Option shall be confirmed by a Stock Option agreement executed by the Company and by the Participant which agreement shall designate the Stock Options granted as Incentive Stock Options or NonQualified Stock Options. The option price of each share as to which an Option is exercised shall be paid in full five (5) days from the date of such exercise, but in no event shall the shares issued pursuant to said option exercise be delivered to the Participant until said payment has been received by the Company. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such limitations on the tender of Common Stock as the Committee may impose, pursuant to the provisions of the Company’s Key Employee Stock Option Loan Program, if applicable, (or any other loan program or arrangement which may be established by the Company under this Plan, or otherwise) or by a combination of the foregoing.

2.3 Maximum Number of Shares

The maximum number of shares that may be granted to any Participant under all Stock Option Awards under this Plan during any one year shall not exceed 100,000 shares.

Section 3: RESTRICTED STOCK GRANTS

3.1 The terms and conditions regarding Restricted Stock grants are as follows:

(a) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or his legal representative, except that the Participant may defer receipt of his Restricted Stock under terms established by the Committee by extending the Restricted Period.

(b) Except as provided in subsection (a) hereof, the Participant shall have all the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period.

(c) In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted Period as a result of his death, the restrictions imposed hereunder shall immediately lapse with respect to such shares of Restricted Stock. In the event a Participant ceases to be an Employee or a Non-Employee Director during the Restricted period and upon the occurrence of his Retirement Date, Disability Date, or with the consent of the Committee, the restrictions imposed hereunder shall continue as if the individual had remained as an Employee or Non-Employee Director. The Committee may at any time and with regard to all Participants or any individual Participant lapse any restrictions imposed hereunder with respect to shares of Restricted Stock. In all other circumstances in which a Participant ceases to be an Employee or Non-Employee Director, all shares of Restricted Stock shall thereupon be forfeited to the Company and the certificate or certificates representing such Restricted Stock shall be immediately canceled.

(d) Each grant shall be confirmed by a Restricted Stock agreement executed by the Company and by the Participant.

Section 4: PERFORMANCE SHARE GRANTS

(a) Not later than May 1 of each calendar year in which this Plan is in effect, the Committee may make a Performance Share Grant, effective as of the beginning of the year, to any Participant selected by the Committee. The Committee may make a Performance Share Grant to a Participant in any given year which relates to a Performance Period already in progress. In such event, (i) the Performance Share Grant determined under Section 4(b) shall be prorated based on the remaining whole years of the relevant Performance Period as of the date of grant compared to the entire length of the relevant Performance Period, (ii) the Participant shall receive Restricted Shares immediately upon the date of grant, and, (iii) the Total Growth Rate and level of attainment factors determined by the Committee at the beginning of the relevant Performance Period shall be used to determine the Participant’s ultimate payout under Section 4(d) herein. If awarded not later than May 1, the Performance Share Grant shall relate back to the beginning of the year in which made for purposes of proration.

(b) The Committee shall, at the beginning of each Performance Period or not later than 90 days thereafter, determine the Performance Share Grant to be made to each Participant in Restricted Stock and establish the threshold, target and maximum levels of attainment for Total Growth Rate during the Performance Period.

(c) If Earnings Per Share during the third year of a Performance Period are equal to or exceed the threshold for a Total Growth Rate set by the Committee at the beginning of a Performance Period, a Performance Share Multiple of 100%, 150% or 200% will be applied to the Performance Share Grant. If Earnings Per Share are below the threshold level of attainment, the Performance Share Multiple will be 0%. Below is the Total Growth Rate and the threshold, target and maximum levels of attainment for the Initial Performance Period.

Earnings Per Share	Total		Performance
Compounded	Growth	Level of	Share
Annually	Rate	Attainment	Multiple

Less than 12%	Less than 40.5%		0%

At least 12%, but less than 15%	At least 40.5% but less than 52.1%	Threshold	100%

At least 15%, but less than 18%	At least 52.1% but less than 64.3%	Target	150%

Equal to or greater than 18%	64.3% or greater	Maximum	200%

(d) Payment for the value of Performance Shares Earned shall be made to a Participant not later than three months following the end of a Performance Period. If the threshold Total Growth Rate during the Performance Period is not attained in the third year the performance goals attached to the Performance Share Grant will not have been met and the Participant shall forfeit his Restricted Stock. Payment related to a Performance Share Multiple of 100% shall be the lapse of restrictions for the Participant’s Performance Share Grant and he shall receive the certificate for unrestricted ownership of such shares. Payment related to that portion, if any, of a Performance Share Multiple of 150% or 200% shall be as follows: a) for the first 100%, payment shall be the transfer of unrestricted share certificates as a result of the lapse of restrictions on the Performance Share Grant and b) for the 50% or 100% premium, payment shall be an amount of cash equal to the value of the Performance Shares Earned in excess of the 100% multiplied by the average of the closing prices per share of the Common Stock for the last month in the Performance Period. In the event of a Change of Control (as defined in Section 1.6), payment shall be made as if the maximum targets for the three year performance period had been met and shall be paid within thirty days following the Change of Control. Such payment shall be in a cash amount equal to the Performance Share Grant multiplied by the higher of (i) the highest average of the high and low prices per share of the Common Stock on any date within the period commencing 30 days prior to the Change in Control or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, the highest price paid per share of Common Stock pursuant thereto.

(e) The Committee may make adjustments from time to time in the Performance Share Multiple, in the Total Growth Rate or in Earnings Per Share in such reasonable manner as the Committee may determine to reflect (i) any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of stock dividends or other increases or decreases in such shares effected without receipt of consideration by the Company, (ii) material changes in the Company’s accounting practices or principles, the effect of which would be to cause inconsistency in reporting earnings per share, (iii) material acquisitions or dispositions, the effect of which would be to cause fluctuations in reported earnings per share which are not within the intent of the Plan, or (iv) extraordinary, unusual and nonrecurring items (such as restructuring charges or a disposal of a business) which are disclosed in the published, audited financial statements; provided, however, that no such adjustments shall be made to the extent that the Committee determines that the adjustment would cause payment in respect of Performance Share Grant to fail to be fully deductible by the Company on account of Section 162(m) of the Code.

(f) With respect to a Performance Share Grant, the Participant shall have the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote during the Restricted Period until such Participant ceases to be an Employee of the Corporation for any reason other than death or termination of Employment on a Disability Date or Retirement Date.

(g) In the event a Participant ceases to be an Employee upon the occurrence of his death, Retirement Date or Disability Date prior to the end of a Period, payment for the value of Performance Shares Earned shall be prorated for the amount of time the Participant remained an Employee compared to the length of the Performance Period, provided the Participant has completed at least the first full year of the Performance Period. In such event, any prorated payment for Performance Shares Earned shall be distributed in unrestricted share certificates or paid in cash (depending on whether the threshold, target or maximum Total Growth Rate is attained) in accordance with Paragraphs (c) and (d) above. In all other circumstances in which a Participant ceases to be an Employee, Performance Share Grant shall terminate and no amounts shall be payable at any time.

(h) If there is an event constituting a Change of Control (as defined in Section 1.6), the value of any outstanding Performance Share Grant shall immediately vest in the Participant to whom such Performance Share Grant has been awarded as of the date such Change of Control occurs and at the closing price per share of Common Stock on such date. Such value shall be equal to the maximum Performance Share Multiple multiplied by the Performance Share Grant.

Section 5: NON-EMPLOYEE DIRECTORS

(a) Each individual then serving as a Non-Employee Director shall receive a Non-Qualified Stock Option of 2,000 shares at or about the effective date of the Plan and at the beginning of each of the Company’s fiscal years thereafter so long as the Plan is in effect. As a portion of their compensation, the Committee may also award to Non-Employee Directors shares of Restricted Stock, as it may determine, not to exceed 2,000 shares per individual every three years.